Exhibit 10.2
THE FEDERAL HOME LOAN BANK OF CINCINNATI
NONQUALIFIED DEFERRED COMPENSATION PLAN FOR DIRECTORS
(2008 RESTATEMENT)
     Effective January 1, 2005, the Federal Home Loan Bank of Cincinnati (the “FHLBank”) hereby amends and restates its Nonqualified Deferred Compensation Plan for Directors (the “Plan”) to provide the benefits set forth in this instrument. The principal reason for the adoption of this amended and restated instrument is to conform the provisions of the Plan with the requirements of Internal Revenue Code Section 409A (“Section 409A”). Accordingly, the payment of benefits attributable to Non-Grandfathered Accounts under this Plan are intended to comply with the requirements of Section 409A and the payment of benefits attributable to Grandfathered Accounts are intended to be exempt from the requirements of Section 409A.
     Section 1. Definitions.
          (a) “Account” shall mean, with respect to a Director, the memorandum account established on the FHLBank’s books and records for each Director who has elected to defer Director’s Fees under this Plan. Each Account shall consist of a credit on the records of the FHLBank equal to the sum of (i) the Non-Grandfathered Account balance, and (ii) the Grandfathered Account balance. The Account balance, and each other specified account balance, shall be a bookkeeping entry only and shall be utilized solely as a device for the measurement and determination of the amounts to be paid to a Director or the Director’s designated Beneficiary, pursuant to this Plan.
          (b) “Annual Deferral Amount” shall mean that portion of a Director’s Director’s Fees and any other remuneration from the FHLBank that a Director defers in accordance with this Plan for any one calendar year.
          (c) “Beneficiary” shall mean one or more persons, trusts, estates, or other entities, designated by the Director in accordance with this Plan, that are entitled to receive benefits under this Plan upon the death of a Director.
          (d) “Beneficiary Designation Form” shall mean the form established from time to time by the Committee that a Director completes, signs, and returns to the Committee to designate one or more Beneficiaries.
          (e) “Board” shall mean the Board of Directors of the FHLBank.
          (f) “Code” shall mean the Internal Revenue Code of 1986, as it may be amended from time to time.
          (g) “Committee” shall mean the Personnel Committee of the FHLBank, or its designee.
          (h) “Director” shall mean a member of the Board.

          (i) “Director’s Fees” shall mean the fees of a Director which result from or are attributable to the performance of services by such Director as a member (or committee member) of the Board.
          (j) “Election Form” shall mean the forms established from time to time by the Committee that a Director completes, signs, and returns to the Committee to make an election under the Plan.
          (k) “Grandfathered Account” shall mean, with respect to a Director, a credit on the records of the FHLBank equal to the sum of such Director’s deferrals both vested and deferred on or prior to midnight December 31, 2004, plus any earnings, gains, or losses thereon credited in accordance with the terms of this Plan, and minus all distributions made to the Director or his or her Beneficiary pursuant to this Plan that relate to the Director’s Grandfathered Account. The Grandfathered Account may be further subdivided into additional Grandfathered sub-accounts (for example one for each of the Directors’ deferral elections for each calendar year ending prior to January 1, 2005). All deferrals under this Plan are always 100% vested.
          (l) “Grandfathered Benefit Distribution Date” shall mean the date selected, in advance and in accordance with this Plan, by a Director, on which commences the distribution of the applicable portion of such Director’s Grandfathered Account(s). A Director may elect, in the manner and at the time set forth in this Plan to have his or her Grandfathered Benefit Distribution Date commence at any time or times.
          (m) “Non-Grandfathered Account” shall mean, with respect to a Director, a credit on the records of the FHLBank equal to the sum of such Director’s deferrals that were deferred or vested after midnight December 31, 2004, plus any earnings, gains, or losses thereon credited in accordance with the terms of this Plan, and minus all distributions made to the Director or his or her Beneficiary pursuant to this Plan that relate to the Director’s Non-Grandfathered Account. The Non-Grandfathered Account may be further subdivided into additional Non-Grandfathered sub-accounts (for example one for each of the Directors’ deferral elections for each calendar year after December 31, 2004). All deferrals under this Plan are always 100% vested.
          (n) “Non-Grandfathered Benefit Distribution Date” shall mean the date or dates selected, in advance and in accordance with this Plan, by a Director, which commences the distribution of the applicable portion of such Director’s Non-Grandfathered Account Balance. A Director may elect, in the manner and at the time set forth in this Plan, to have his or her Non-Grandfathered Benefit Distribution Date(s) commence upon the occurrence of any of the following:
     (i) As soon as administratively practicable following the Director’s Separation From Service with the FHLBank for any reason;
     (ii) January 1 of the year next following the year the Director Separates From Service with the FHLBank for any reason;
     (iii) The Director’s death; or

     (iv) A fixed date (anticipated, at the time of the election, to occur after the Director’s Separation From Service; and occurring no sooner than the third year following the Service Year to which it pertains).
If a Director fails to elect a Non-Grandfathered Benefit Distribution Date, the applicable portion of such Director’s Non-Grandfathered Account Balance will be distributed in lump sum form as soon as administratively practicable following the Director’s Separation From Service with the FHLBank for any reason.
          (o) “Restated Effective Date” shall mean January 1, 2005.
          (p) “Separation From Service” or “Separates From Service” means, with respect to a Director, his or her resignation, removal, or the expiration of his or her term as a member of the Board (or in the case of a Director serving on more than one board or governing body, all boards and governing bodies) if the resignation, removal, or expiration constitutes a good-faith and complete termination of the relationship. A resignation, removal, or expiration does not constitute a good faith and complete termination of the relationship if the FHLBank anticipates the Director again becoming a Director. In all cases, such term shall be interpreted in a manner consistent with the meaning of “separation from service” as defined in Section 409A and the final regulations promulgated thereunder.
          (q) “Service Year” means the calendar year.
          (r) “Unforeseeable Emergency” means a severe financial hardship to a Director resulting from an illness or accident of a Director, a Director’s spouse, a Director’s beneficiary, or a Director’s dependent (as defined in section 152 of the Code, without regard to section 152(b)(1), (b)(2), and (d)(1)(B)); loss of a Director’s property due to casualty; or other similar extraordinary and unforeseeable circumstances arising as a result of events beyond the control of a Director. Whether a Director is faced with an unforeseeable emergency permitting a distribution under this definition is to be determined based on the relevant facts and circumstances of each case, but, in any case, a distribution on account of unforeseeable emergency may not be made to the extent such emergency is or may be relieved through reimbursement or compensation from insurance or otherwise, by liquidation of a Director’s assets, to the extent the liquidation of such assets would not cause severe financial hardship, or by cessation of deferrals under this Plan. In all cases, such term shall be interpreted in a manner consistent with the meaning of “unforeseeable emergency” as defined in Section 409A and the final regulations promulgated thereunder.
     Section 2. Participation.
          (a) Participation in the Plan is limited to Directors. Each Director who was a participant in the Plan on the day before the Restated Effective Date shall continue to be a participant in this Plan on the Restated Effective Date and until such individual’s Account is fully distributed. Each newly elected Director shall become a participant when he or she timely completes the enrollment requirements established under this Plan.

          (b) As a condition of participation, each Director shall execute and return all of the applicable Election Forms and a Beneficiary Designation Form, all within thirty (30) days after he or she first becomes eligible to participate in the Plan. Distribution and beneficiary designation forms filed in connection with the Plan prior to this restatement shall remain in effect until a Director files an Election Form or a Beneficiary Designation Form which supersedes the pertinent predecessor form. In addition, the Committee shall establish other enrollment requirements as are necessary.
          (c) Provided a Director has met all enrollment requirements set forth in this Plan and required by the Committee, including returning all required documents to the Committee within the specified time period, the Director shall commence participation in the Plan on the first day of the month immediately following the month in which such Director satisfies all enrollment requirements. If a Director fails to satisfy all such requirements within the period required, the Director shall not be eligible to participate in the Plan until the first day of the calendar year immediately following the delivery to and acceptance by the Committee of the required documents.
          (d) If the Committee determines in good faith that a Director should no longer be eligible to actively participate in the Plan, the Committee shall have the right, in the Committee’s sole discretion, to prevent the Director from making future deferral elections; provided, however, the Committee shall have no right to terminate any deferral election the Director has made for that calendar year (or the remainder thereof) in which the Director’s status changes unless otherwise permitted under another provision of the Plan. Nevertheless, the Account of such Director shall continue to be credited or debited in the manner provided in this Plan until fully distributed in accordance with the provisions of this Plan.
     Section 3. Elections.
          (a) In connection with a Director’s commencement of participation in the Plan, the Director shall make an irrevocable deferral election for the year in which the Director commences participation in the Plan, along with such other elections as the Committee deems necessary or desirable under the Plan. For these elections to be valid, the Election Form must be completed and signed by the Director, timely delivered to the Committee (in accordance with the above) and accepted by the Committee. Such forms may be changed at any time prior to the last permissible date for making the deferral election, but as of that date the election shall become irrevocable, except as otherwise provided herein.
          (b) For each succeeding year, an irrevocable deferral election and such other elections as the Committee deems necessary or desirable under the Plan shall be made by timely delivering a new Election Form to the Committee, in accordance with the Committee’s rules and procedures. Except as otherwise provided Section 2(b), for an election to defer compensation for services performed during a Service Year to be effective, the election to defer such compensation must be made not later than the close of the calendar year immediately preceding the Service Year. If no such Election Form is timely delivered for a year, the Annual Deferral Amount shall be zero for that year. A Director’s election may be changed at any time prior to the last permissible date for making the election as permitted in this Section 3, “Elections”, and shall thereafter be irrevocable. The Committee may from time to time establish policies and rules consistent with the requirements of Section 409A of the Code to govern the manner in which deferral elections may be made. In accordance with the Committee’s policies and rules, the Committee has determined the Directors may generally elect to defer Director’s Fees for the following Service Year during December.
          (c) Except as provided above, a deferral election under this Plan shall be irrevocable, and the Director’s Fees deferred thereunder will not be paid to the Director or the Director’s Beneficiary until the time or times prescribed in the Director’s election or as otherwise provided in this Plan.
     Section 4. Accounts and Interest.
          (a) The FHLBank shall establish an Account on its books and records for each Director who has elected to defer Director’s Fees under this Plan. The Account shall be credited with the amount of any fee deferred as of the time such fee is earned, and separate sub-accounts shall be maintained to the extent necessary to distinguish amounts deferred under each respective deferral election (for example, one sub-account for each calendar year’s deferrals), and may include both Grandfathered and Non-Grandfathered components. The Account shall be reduced by all payments to the Director or his or her Beneficiary under this Plan.
          (b) Each Director’s Account shall be credited quarterly with a return on investment (positive or negative) that is substantially equivalent to the net return on investment that would have been earned on such Director’s elected investments under this Plan. A Director may elect from the investment options approved by the Committee, and such Director may change his or her investment elections once each calendar month, including after his or her Separation From Service.
          (c) Notwithstanding any provision to the contrary, if the FHLBank modifies the return on investment to be credited to the Accounts, such modification shall only have prospective effect.
     Section 5. Payment of Grandfathered Account.
          (a) Except as provided below, a Director’s Grandfathered Account shall be paid to the Director at the end of the deferral period and in the form designated by the Director in the respective deferral election from among the available options.
          (b) In the event the Director incurs a hardship prior to the receipt of the Director’s entire Grandfathered Account, then, to the extent necessary to satisfy that part of the hardship which the Director reasonably represents cannot be satisfied through other resources (such as insurance or other compensation, reasonable liquidation of assets, cessation of elective deferrals, or available credit on reasonable terms) of the Director or the Director’s immediate family, the Committee may, in its sole discretion, accelerate the time for payment of such amounts notwithstanding the deferral period and/or payment method designated by the Director in the Director’s deferral election. For this purpose, a hardship shall be defined as an immediate and heavy financial need on account of medical expenses, the purchase of a principal residence, the payment of tuition, or the need to prevent eviction from or foreclosure on a principal residence.
          (c) In the event the Director wishes to change a distribution election with respect to all or any portion of the Director’s Grandfathered Account, the Director may file the Election Form developed by the Committee from time to time, provided however, (i) the form is filed no later than the calendar year prior to the calendar year during which the Director separates from service, and (ii) the form is filed at least six (6) months prior to the date of the Director’s separation from service.
          (d) In the event the Director dies prior to the receipt of the Director’s entire Account, then the unpaid balance shall be paid in accordance with the rules of Section 6(e).
     Section 6. Payment of Non-Grandfathered Account.
          (a) Except as provided below, a Director’s Non-Grandfathered Account shall be paid to the Director at the time and in the form designated by the Director on the respective Election Form. The available payment options shall be specified on the Election Form. The Election Forms shall provide for distribution only upon the occurrence of an event defined herein as a “Non-Grandfathered Benefit Distribution Date.” An Election Form completed by a Director shall not be valid unless, the Director, in addition to complying with the other requirements applicable to such form, has timely elected the form and timing of distribution from among the available options, and has designated a Beneficiary.
          (b) In the event the Director suffers an Unforeseeable Emergency prior to the receipt of the entire balance of the Director’s Non-Grandfathered Account, then, to the extent necessary to satisfy the Unforeseeable Emergency, the Committee may, and only if such distribution is in compliance with the requirements of Section 409A of the Code, accelerate the time for payment of such amounts necessary to satisfy the Unforeseeable Emergency notwithstanding the deferral period and/or payment method designated by the Director in the Director’s deferral election.
          (c) After the end of the period for a timely annual deferral election has passed, a Director may not change any distribution election applicable to all or a portion of the Director’s Non-Grandfathered Account.
          (d) Notwithstanding anything in this Plan to the contrary, a Director may change his or her distribution election applicable to the portions of the Director’s Non-Grandfathered Account deferred prior to December 31, 2008 to allowable alternative Non-Grandfathered Benefit Distribution Date(s) and/or allowable alternative forms of payment by submitting the appropriate Election Form supplied by the Committee to the Committee prior to December 31, 2008. Such election(s) shall only be effective if it applies only to amounts not otherwise be payable in 2008 and does not cause an amount to be paid in 2008 not otherwise be payable in such year. If a Director submits several transitional Election Forms during this election period, the last properly completed transitional Election Form timely submitted to the Committee shall govern the payout of the applicable portion of the Non-Grandfathered Account deferred prior to December 31, 2008 and such election shall become effective on December 31, 2008. This election is intended to comply with the transition rule permitted under the Treasury guidance issued under Section 409A.
          (e) In the event the Director dies prior to the receipt of the entire balance of the Director’s Account under this Plan, then the unpaid balance shall be paid to the Beneficiary designated by the Director in the respective deferral election or in any subsequent Designation of Beneficiary Election delivered by the Director to the Committee, subject to the requirement that such Beneficiary survives the Director by 30 days. Payments to a Beneficiary shall be made as soon as administratively practical in the form elected by the Director from among the available options; provided, however, if installment payments to the Director with respect to a particular deferral have already begun, then any installment payments elected by the Director to be made to the Beneficiary shall be limited to the lesser of (i) the number of years elected by the Director for payments to the Beneficiary, or (ii) the number of remaining years over which payments would have continued to the Director had the Director lived; and provided further if a Beneficiary entitled to payment hereunder dies prior to the receipt of the full amount, then the unpaid balance shall be paid in lump sum to such Beneficiary’s estate. If no designation of a Beneficiary is made by the Director or if the designated Beneficiary does not survive the Director by 30 days, then the Account shall be paid in a lump sum to the Director’s estate.
     Section 7. Miscellaneous.
          (a) The FHLBank shall withhold from any payments made under this Plan the amount of any taxes required to be withheld under federal, state, and local law. The FHLBank shall make all required information reports concerning payments made and compensation deferred under this Plan.
          (b) The obligation of the FHLBank to provide payments under this Plan is a general contractual obligation of the FHLBank and imposes no obligation on the FHLBank to provide for payment through any specific source or fund. An individual Director and any person claiming under or through a Director shall have no greater legal or equitable rights, interests or claims in any property or assets of the FHLBank than an unsecured general creditor of the FHLBank. For purposes of the payment of benefits under this Plan, any and all of the FHLBank’s assets shall be, and remain, the general, unpledged, unrestricted assets of the FHLBank. The FHLBank’s obligation under the Plan shall be merely an unfunded and unsecured promise to pay money in the future.
          (c) The FHLBank, through the Board, may amend or terminate this Plan at any time and for any reason. Except as provided below, no such amendment or termination shall affect the amount or timing of payments to a Director of amounts deferred prior to the date of adoption of such amendment or termination, nor reduce the interest to be credited with respect to such prior deferrals, unless the Director gives his or her express written consent to such change. In the event the FHLBank is restructured or dissolved, the obligation to make payments under this Plan may be transferred to any institution which succeeds to all or any part of the business of the FHLBank, as determined in sole discretion of the FHLBank.

          (d) For purposes of federal income taxation, the Plan is intended to be a plan not qualified within the meaning of Code Section 401(a) and the benefits attributable to Non-Grandfathered Accounts are intended to be subject to and to comply with the requirements of Code Section 409A and the benefits attributable to the Grandfathered Accounts are intended to be outside the scope of and exempt from the requirement of Code Section 409A. The Plan shall be interpreted, operated and administered in a manner consistent with that intent.
          (e) The FHLBank’s liability for the payment of benefits under this Plan is exclusively contained in this Plan instrument and the Election Forms. The FHLBank shall not have an obligation to a Director under the Plan except as expressly provided in the Plan and the Director’s Election Form(s).
          (f) Except as provided in Section 7(p), neither a Director nor any other person shall have any right to commute, sell, assign, transfer, pledge, anticipate, mortgage or otherwise encumber, transfer, hypothecate, alienate or convey in advance of actual receipt, the amounts, if any, payable hereunder, or any part thereof, which are, and all rights to which are expressly declared to be, unassignable and non-transferable. No part of the amounts payable shall, prior to actual payment, be subject to seizure, attachment, garnishment or sequestration for the payment of any debts, judgments, alimony or separate maintenance owed by a Director or any other person, be transferable by operation of law in the event of a Director’s or any other person’s bankruptcy or insolvency or be transferable to a spouse as a result of a property settlement or otherwise, except as provided in Section 7(p).
          (g) Nothing in this Plan shall be deemed to give a Director the right to continue to serve as a member of the Board or other governing body, nor shall it interfere with any right to discipline or remove a Director from the Board or other governing body of the FHLBank at any time.
          (h) A Director or a Director’s Beneficiary will cooperate with the Committee by furnishing any and all information requested by the Committee and take such other actions as may be requested in order to facilitate the administration of the Plan and the payments of benefits hereunder, including but not limited to taking such physical examinations as the Committee may deem necessary.
          (i) The captions of the articles, sections, and paragraphs of this Plan are for convenience only and shall not control or affect the meaning or construction of any of its provisions.
          (j) Any legal actions, suits or proceedings pertaining to this Plan shall be brought in the courts of Ohio (whether federal or state) and by execution of the Election Form, the Director on his or her behalf and on behalf of his or her Beneficiaries, persons claiming to be a Beneficiary or any other persons who claim to derive a benefit under this Plan by reference to the Director hereby irrevocably submits to the exclusive jurisdiction of said courts. The Director on his or her behalf and on behalf of his or her Beneficiaries, persons claiming to be a Beneficiary or any other persons who claim to derive a benefit under this Plan by reference to the Director hereby waives, to the fullest extent permitted by law, any objections he or she, his or her Beneficiaries or any such persons may now or hereafter have to the laying of venue in any suit, action or proceeding hereunder in any court, as well as any right he or she, his or her Beneficiaries or any such persons may now or hereafter have to remove any such suit, action or proceeding once commenced to another court in any jurisdiction on the grounds of forum non conveniens or otherwise.
          (k) Any notice or filing required or permitted to be given to the Committee under this Plan shall be sufficient if in writing and hand-delivered, or sent by registered or certified mail, to the address below:
Personnel Committee
Federal Home Loan Bank of Cincinnati
221 East Fourth Street, Suite 1000
Cincinnati, Ohio 45202
Such notice shall be deemed given as of the date of delivery or, if delivery is made by mail, as of the date shown on the postmark on the receipt for registration or certification. Any notice or filing required or permitted to be given to a Director under this Plan shall be sufficient if in writing and hand-delivered, or sent by mail, to the last known address of the Director.
          (l) The provisions of this Plan shall bind and inure to the benefit of the FHLBank and its successors and assigns and the Director and the Director’s Beneficiaries.
          (m) The interest in the benefits hereunder of a spouse of a Director who has predeceased the Director shall automatically pass to the Director and shall not be transferable by such spouse in any manner, including but not limited to such spouse’s will, nor shall such interest pass under the laws of intestate succession. The interest and benefits hereunder of a spouse of a Director who has not predeceased the Director shall not be transferable by such spouse’s disclaimer.
          (n) In the event any provision of this Plan or an Election Form would cause a Director to be subject to a tax penalty under Section 409A of the Code, such provision shall be deemed reformed in a manner that renders the Plan exempt from, or compliant with, the requirements of Section 409A and preserves as nearly as possible the original intention of the provision. In case any provision of this Plan shall be declared illegal or invalid for any reason, said illegality or invalidity shall not affect the remaining provisions hereof, but shall be fully severable and this Plan shall be construed and enforced as if such illegal or invalid provision had never been inserted herein.
          (o) If the Committee determines in its discretion that a benefit under this Plan is to be paid to a minor, a person declared incompetent or to a person incapable of handling the disposition of that person’s property, the Committee may direct payment of such benefit to the guardian, legal representative, or person having the care and custody of such minor, incompetent, or incapable person. The Committee may require proof of minority, incompetence, incapacity or guardianship, as it may deem appropriate prior to distribution of the benefit. Any payment of a benefit shall be a payment for the account of the Director and/or the Director’s Beneficiary, as the case may be, and shall be a complete discharge of any liability under the Plan for such payment amount.
          (p) The Committee is authorized to make any payments directed by court order in any action in which the Plan or the Committee has been named as a party. In addition, if a court determines that a spouse or former spouse of a Director has an interest in the Director’s benefits under the Plan in connection with a property settlement or otherwise, the Committee, in its sole discretion, shall have the right, notwithstanding any election made by a Director, to immediately distribute the spouse’s or former spouse’s interest in the Director’s benefits under the Plan to that spouse or former spouse as may be necessary to fulfill a domestic relations order (as defined in Code Section 414(p)(1)(B)).
          (q) If, for any reason, all or any portion of a Director’s benefits under this Plan becomes taxable to the Director prior to actual receipt because the Plan fails to meet the requirements of Code Section 409A, a Director may request that portion of his or her benefit required to be included in income as a result of such failure be distributed. Following the Committee’s approval of such request, the FHLBank shall distribute to the Director immediately available funds in an amount equal to the portion of his or her benefit required to be included in income as a result of the failure of the Plan to meet the requirements of Section 409A (which amount shall not exceed the total of a Director’s unpaid vested Accounts under the Plan). If the request is approved, this distribution upon inclusion under Section 409A shall be made within 90 days of the date when the Director’s request is approved. Such a distribution shall affect and reduce the benefits to be paid under this Plan.
     IN WITNESS WHEREOF, THE FEDERAL HOME LOAN BANK OF CINCINNATI has caused this instrument to be executed this 17th day of July, 2008.

FEDERAL HOME LOAN BANK OF CINCINNATI

/s/ David H. Hehman

David H. Hehman President